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                                                                       EXHIBIT 5

                 [LETTERHEAD OF BRACEWELL & PATTERSON, L.L.P.]

                                 July 17, 1998

Southdown, Inc.
1200 Smith Street, Suite 2400
Houston, Texas 77002-4486

Ladies and Gentlemen:

     We have acted as counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 3,252,895 shares (the "Shares") of the Company's Common Stock, $1.25 par value per share (together with the associated preferred stock purchase rights being collectively referred to as the "Common Stock") issuable upon the exercise of stock options granted under the Southdown, Inc. 1989 Stock Option Plan (the "Southdown Plan"), and
(ii) 521,752 additional shares of Common Stock (the "Medusa Option Shares") issuable upon the exercise of stock options granted under the Medusa Corporation 1991 Long-Term Incentive Plan (the "Medusa Plan") that was assumed by the Company in connection with the merger on June 30, 1998 of Medusa Corporation with a wholly-owned subsidiary of the Company pursuant to an Agreement and Plan of Merger dated as of March 17, 1998 among Medusa Corporation, the Company and Bedrock Merger Corp. (the "Merger Agreement").

     We have examined copies of (i) the Restated Articles of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) the Plan, (iv) certain resolutions of the Board of Directors and shareholders of the Company, (v) the Registration Statement, (vi) the Merger Agreement, (vii) the Medusa Plan and (viii) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on representations of officers of the Company and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant. We have assumed the genuineness of all signatures, the authenticity of all documents and records and submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

     Based on the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

          1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.

          2. The Shares have been duly authorized and, when issued in accordance with the provisions and conditions of the Plan, will be validly issued, fully paid and nonassessable.

          3. The Medusa Option Shares have been duly authorized and, when issued in accordance with the provisions and conditions of the Medusa Plan, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is based on and is limited to the law of the State of Texas, the law of the State of Louisiana and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. Insofar as the law of the State of Louisiana is applicable to the matters discussed herein, we have relied exclusively upon the opinion of Correro Fishman Haygood Phelps Weiss Walmsley & Casteix, LLP, a copy of which is annexed hereto, and our opinion is subject to the qualifications, limitations and assumptions set forth therein.
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Southdown, Inc.
July 16, 1998
Page 2

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ BRACEWELL & PATTERSON, L.L.P.
                                            ------------------------------------
                                            Bracewell & Patterson, L.L.P.
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                            [CORRERO FISHMAN HAYGOOD

              PHELPS WEISS WALMSLEY & CASTEIX, L.L.P. LETTERHEAD]

                                 July 17, 1998

Bracewell & Patterson, L.L.P.
711 Louisiana St., Suite 2900
Houston, TX 77003

Ladies and Gentlemen:

     We have acted as special Louisiana counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 3,252,895 shares (the "Shares") of the Company's Common Stock, $1.25 par value per share (together with the associated preferred stock purchase rights being collectively referred to as the "Common Stock") issuable under the Southdown, Inc. 1989 Stock Option Plan (the "Southdown Plan"), and (ii) 521,752 additional shares of Common Stock (the "Medusa Option Shares") issuable upon the exercise of stock options granted under the Medusa Corporation 1991 Long-Term Incentive Plan (the "Medusa Plan") that was assumed by the Company in connection with the merger on June 30, 1998 of Medusa Corporation with a wholly-owned subsidiary of the Company pursuant to an Agreement and Plan of Merger dated as of March 17, 1998 among Medusa Corporation, the Company and Bedrock Merger Corp. (the "Merger Agreement").

     We have examined copies of (i) the Restated Articles of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) the Plan, (iv) certain resolutions of the Board of Directors and shareholders of the Company, (v) the Registration Statement, (vi) the Merger Agreement, (vii) the Medusa Plan and (viii) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on representations of officers of the Company and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant. We have assumed the genuineness of all signatures, the authenticity of all documents and records and submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

     Based on the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Louisiana;

     2. The Shares have been duly authorized and, when issued in accordance with the provisions and conditions of the Plan, will be validly issued, fully paid and nonassessable.

     3. The Medusa Option Shares have been duly authorized and, when issued in accordance with the provisions and conditions of the Medusa Plan, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is based on and is limited to the law of the State of Louisiana, and we render no opinion with respect to the law of any other jurisdiction.
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     We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Securities Act.

                                        Very truly yours,

                                        Correro, Fishman, Haygood,
                                          Phelps, Weiss, Walmsley & Casteix,
                                        L.L.P.

                                        By:   /s/ ROBERT M. WALMSLEY, JR.
                                           -------------------------------------
                                           Robert M. Walmsley, Jr.